                     News Release

Exhibit 99.1

Wabtec Reports Strong 3rd Quarter 2021 Results

•Third Quarter Reported GAAP Earnings Per Share of $0.69; Adjusted Earnings Per Share Up 20.0% to $1.14
•Sales Growth of 2.2% to $1.91 Billion; GAAP Operating Margin of 11.4%; Adjusted Operating Margin +130 bps to 17.0%
•Year-to-Date Cash Flow from Operations up 66% to $759 Million; 103% Year-to-Date Cash Conversion
•Achieved $250 Million of Run-Rate Synergies One Year Earlier Than Forecasted
•Repurchased 2.3 Million Shares During the Third Quarter for $199 Million

PITTSBURGH, October 27, 2021 – Wabtec Corporation (NYSE: WAB) today reported third quarter 2021 earnings per diluted share of $0.69, up 3.0% versus the third quarter of 2020. Adjusted earnings per diluted share were $1.14, up 20.0% versus the same quarter a year ago. Total sales were $1.91 billion and cash from operations was strong at $244 million.

“Our team delivered strong execution in the third quarter and strengthened our financial position, despite growing global supply chain disruptions and rising costs,” said Rafael Santana, Wabtec’s President and CEO. “Our team is taking aggressive actions to mitigate these significant challenges, as demonstrated by our ability to deliver $250 million of run-rate synergies a full year earlier than originally forecasted. Based on our strong year-to-date results, and in consideration of the volatile cost and supply chain environment, we are narrowing Wabtec’s full-year revenue and earnings per share guidance. We are confident we will continue to position the company for long-term profitable growth.”

2021 Third Quarter Consolidated Results
•Sales were $1.91 billion versus $1.87 billion in the same period a year ago. The increase compared to the year-ago quarter was primarily driven by higher sales in Freight Services and Freight Components, along with the acquisition of Nordco in the second quarter of 2021 and favorable foreign currency exchange. During the quarter, we estimate that sales results were adversely impacted by 2 to 3 percent due to supply chain disruptions.
•Income from operations was $217 million, up 5.0 percent versus prior year. Adjusted income from operations was $325 million, up 10.6 percent from last year as result of improved mix and strong productivity, partially offset by $15 to $20 million in escalating costs associated with metals, transportation and labor.

2021 Third Quarter Freight Segment Results
•Freight segment sales of $1.30 billion increased by 4.7 percent from the year-ago quarter. Freight segment sales benefited from higher demand for Services and increased Components sales, along with the acquisition of Nordco. This growth was partially offset by lower deliveries of locomotives in North America and higher supply chain inputs.
•Freight segment income from operations was $195 million, up 21.8 percent versus the prior year quarter. Adjusted income from operations of $266 million, up 13.7 percent versus the same quarter a year ago. The increase was primarily driven by favorable mix and operational efficiencies, partially offset by higher costs.

                     News Release

2021 Third Quarter Transit Segment Results
•Transit segment sales of $612 million decreased by 2.5 percent versus the same quarter last year. Transit segment sales were down versus last year due primarily to supply chain issues and COVID-related disruptions.
•Transit segment income from operations was $44 million, down 31.5 percent due to restructuring expenses incurred during the quarter. Adjusted income from operations was $77 million, up 1.9 percent versus last year primarily driven by strong productivity gains, partially offset by higher costs.

Backlog
At September 30, 2021 the multi-year backlog was $21.84 billion which was $314 million higher than June 30, 2021 due in most part from increased orders in Freight Services. Wabtec’s 12-month backlog was $5.71 billion at September 30, 2021.

Cash Flow and Liquidity Summary
•During the third quarter, the company generated cash from operations of $244 million versus $230 million in the same period a year ago. Year-to-date the company generated strong cash from operations of $759 million resulting in 103% cash conversion for the year.
•At the end of the quarter, the company had cash, cash equivalents and restricted cash of $456 million and total debt of $4.07 billion. At September 30, 2021 the company’s total available liquidity, which includes cash and cash equivalents plus $1.19 billion available under current credit facilities, was $1.62 billion.
•During the third quarter, the company repurchased 2.3 million shares for $199 million.

2021 Financial Guidance
•Wabtec tightened its 2021 sales guidance to a range of $7.90 billion to $8.05 billion, GAAP earnings per diluted share guidance to between $2.87 to $2.97 and adjusted earnings per diluted share to between $4.20 to $4.30.
•Wabtec expects higher commodity costs and shortages of component, chip and labor to create a more challenging sales and cost environment in the fourth quarter and into 2022. Wabtec is working to mitigate these pressures through price escalation, surcharges, and accelerated cost actions.
•For full year 2021, Wabtec expects strong cash flow generation with operating cash flow of about $1 billion.

Conference Call Information
Wabtec will host a call with analysts and investors at 8:30 a.m., ET, today. To listen via webcast, go to Wabtec’s new website at www.WabtecCorp.com and click on “Events & Presentations” in the “Investor Relations” section. Also, an audio replay of the call will be available by calling 1-877-344-7529 or 1-412-317-0088 (access code: 10160751).

About Wabtec Corporation
Wabtec Corporation (NYSE: WAB) is focused on creating transportation solutions that move and improve the world. The company is a leading global provider of equipment, systems, digital solutions and value-added services for the freight and transit rail industries, as well as the mining, marine and industrial markets. Wabtec has been a leader in the rail industry for over 150 years and has a vision to achieve a zero-emission rail system in the U.S. and worldwide. Visit Wabtec’s website at: www.WabtecCorp.com

                     News Release

Information about non-GAAP Financial Information and Forward-Looking Statements
Wabtec’s earnings release and 2021 financial guidance mentions certain non-GAAP financial performance measures, including adjusted gross profit, adjusted operating expenses, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted effective tax rate, adjusted income tax expense, adjusted income from operations, adjusted interest and other expense, adjusted earnings per diluted share and book-to-bill ratio. Wabtec defines EBITDA as earnings before interest, taxes, depreciation and amortization. Wabtec defines book-to-bill ratio, for which there is no comparable GAAP financial measure, as orders divided by sales. While Wabtec believes these are useful supplemental measures for investors, they are not presented in accordance with GAAP. Investors should not consider non-GAAP measures in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, the non-GAAP financial measures included in this release have inherent material limitations as performance measures because they add back certain expenses incurred by the company to GAAP financial measures, resulting in those expenses not being taken into account in the applicable non-GAAP financial measure. Because not all companies use identical calculations, Wabtec’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Included in this release are reconciliation tables that provide details about how adjusted results relate to GAAP results.

This communication contains “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including statements regarding the acquisition by Wabtec of GE Transportation (the “GE Transportation merger”), statements regarding Wabtec’s expectations about future sales and earnings, and statements about the impact of evolving global conditions on Wabtec’s business. All statements, other than historical facts, including statements regarding synergies from the GE Transportation merger; statements regarding Wabtec’s plans, objectives, expectations and intentions; and statements regarding macro-economic conditions and evolving production and demand conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) unexpected costs, charges or expenses resulting from acquisitions, including the GE Transportation merger; (2) uncertainty of Wabtec’s expected financial performance; (3) failure to realize the anticipated benefits of acquisitions, including the GE Transportation merger, including as a result of integrating acquired targets into Wabtec; (4) Wabtec’s ability to implement its business strategy; (5) difficulties and delays in achieving revenue and cost synergies; (6) inability to retain and hire key personnel; (7) evolving legal, regulatory and tax regimes; (8) changes in general economic and/or industry specific conditions, including the impacts of tax and tariff programs, supply chain disruptions, industry consolidation and changes in the financial condition or operating strategies of our customers; (9) changes in the expected timing of projects; (10) a decrease in freight or passenger rail traffic; (11) an increase in manufacturing costs; (12) actions by third parties, including government agencies; (13) the severity and duration of the evolving COVID-19 pandemic and the resulting impact on the global economy and, in particular, our customers, suppliers and end-markets, and (14) other risk factors as detailed from time to time in Wabtec’s reports filed with the SEC, including Wabtec’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Any forward-

                     News Release

looking statements speak only as of the date of this communication. Wabtec does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Wabtec Investor Contact
Kristine Kubacki, CFA / Kristine.Kubacki@wabtec.com / 412-450-2033

Wabtec Media Contact
Deia Campanelli / Deia.Campanelli@wabtec.com / 773-297-0482

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net sales	$1,906.9	$1,865.1	$5,749.4	$5,532.4
Cost of sales	(1,304.6)	(1,298.9)	(4,032.8)	(3,900.8)
Gross profit	602.3	566.2	1,716.6	1,631.6
Gross profit as a % of Net Sales	31.6%	30.4%	29.9%	29.5%

Selling, general and administrative expenses	(269.0)	(252.7)	(766.5)	(712.9)
Engineering expenses	(43.8)	(36.5)	(123.5)	(123.7)
Amortization expense	(72.5)	(70.3)	(214.7)	(211.6)
Total operating expenses	(385.3)	(359.5)	(1,104.7)	(1,048.2)
Operating expenses as a % of Net Sales	20.2%	19.3%	19.2%	18.9%

Income from operations	217.0	206.7	611.9	583.4
Income from operations as a % of Net Sales	11.4%	11.1%	10.6%	10.5%

Interest expense, net	(42.2)	(45.6)	(134.7)	(150.3)
Other income, net	0.5	14.3	25.0	5.8
Income before income taxes	175.3	175.4	502.2	438.9

Income tax expense	(43.5)	(46.9)	(130.5)	(113.4)
Effective tax rate	24.8%	26.7%	26.0%	25.8%

Net income	131.8	128.5	371.7	325.5

Less: Net (income) loss attributable to noncontrolling interest	(1.2)	(0.4)	(3.9)	1.0

Net income attributable to Wabtec shareholders	$130.6	$128.1	$367.8	$326.5

Earnings Per Common Share
Basic
Net income attributable to Wabtec shareholders	$0.69	$0.67	$1.95	$1.71

Diluted
Net income attributable to Wabtec shareholders	$0.69	$0.67	$1.95	$1.71

Weighted average shares outstanding
Basic	187.6	189.8	188.2	190.1
Diluted	188.0	190.2	188.6	190.6

Appendix A
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021 AND 2020
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Segment Information
Freight Net Sales	$1,295.0	$1,237.3	$3,814.2	$3,743.0
Freight Income from Operations	$195.2	$160.2	$510.2	$463.4
Freight Operating Margin	15.1%	12.9%	13.4%	12.4%

Transit Net Sales	$611.9	$627.8	$1,935.2	$1,789.4
Transit Income from Operations	$43.9	$64.1	$159.3	$172.9
Transit Operating Margin	7.2%	10.2%	8.2%	9.7%

Backlog Information (Note: 12-month is a sub-set of total)	September 30, 2021	June 30, 2021
Freight Total	$18,211.0	$17,836.3
Transit Total	3,632.5	3,693.3
Wabtec Total	$21,843.5	$21,529.6

Freight 12-Month	$4,060.2	$4,098.1
Transit 12-Month	1,647.5	1,724.8
Wabtec 12-Month	$5,707.7	$5,822.9

Appendix B
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30, 2021	December 31, 2020
In millions
Cash, cash equivalents and restricted cash	$456.4	$598.7
Receivables, net	1,367.0	1,412.5
Inventories	1,689.6	1,642.1
Other current assets	247.1	226.5
Total current assets	3,760.1	3,879.8
Property, plant and equipment, net	1,509.0	1,601.6
Goodwill	8,604.7	8,485.2
Other intangible assets, net	3,779.8	3,869.2
Other noncurrent assets	698.3	618.7
Total assets	$18,351.9	$18,454.5
Current liabilities	$2,811.6	$3,226.3
Long-term debt	4,067.2	3,792.2
Long-term liabilities - other	1,281.9	1,283.3
Total liabilities	8,160.7	8,301.8
Shareholders' equity	10,156.6	10,122.3
Noncontrolling interest	34.6	30.4
Total shareholders' equity	10,191.2	10,152.7
Total Liabilities and Shareholders' Equity	$18,351.9	$18,454.5

Appendix C
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30,
In millions	2021	2020
Operating activities
Net income	$371.7	$325.5
Non-cash expense	373.7	303.0
Receivables	34.9	245.2
Inventories	(32.3)	7.8
Accounts Payable	41.1	(203.4)
Other assets and liabilities	(29.8)	(220.0)
Net cash provided by operating activities	759.3	458.1

Net cash used for investing activities	(475.3)	(119.9)

Net cash used for financing activities	(433.3)	(360.8)

Effect of changes in currency exchange rates	7.0	(22.3)

Decrease in cash	(142.3)	(44.9)

Cash, cash equivalents and restricted cash, beginning of period	598.7	604.2
Cash, cash equivalents and restricted cash, end of period	$456.4	$559.3

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			Third Quarter 2021 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$1,906.9	$602.3	$(385.3)	$217.0	$(41.7)	$(43.5)	$131.8	$(1.2)	$130.6	$0.69

Restructuring & Transaction costs	—	23.2	11.9	35.1	—	(8.7)	26.4	—	26.4	$0.14

Non-cash Amortization expense	—	—	72.5	72.5	—	(18.0)	54.5	—	54.5	$0.29

Foreign Exchange Gain	—	—	—	—	3.5	(0.9)	2.6	—	2.6	$0.02

Adjusted Results	$1,906.9	$625.5	$(300.9)	$324.6	$(38.2)	$(71.1)	$215.3	$(1.2)	$214.1	$1.14

Fully Diluted Shares Outstanding										188.0

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			Third Quarter Year-to-Date 2021 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$5,749.4	$1,716.6	$(1,104.7)	$611.9	$(109.7)	$(130.5)	$371.7	$(3.9)	$367.8	$1.95

Restructuring & Transaction costs	—	48.4	31.8	80.2	—	(19.4)	60.8	—	60.8	$0.32

Non-cash Amortization expense	—	—	214.7	214.7	—	(55.8)	158.9	—	158.9	$0.84

Foreign Exchange Gain	—	—	—	—	(7.4)	2.0	(5.4)	—	(5.4)	$(0.03)

Adjusted Results	$5,749.4	$1,765.0	$(858.2)	$906.8	$(117.1)	$(203.7)	$586.0	$(3.9)	$582.1	$3.08

Fully Diluted Shares Outstanding										188.6

Appendix D
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			Third Quarter 2020 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$1,865.1	$566.2	$(359.5)	$206.7	$(31.3)	$(46.9)	$128.5	$(0.4)	$128.1	$0.67

Restructuring & Transaction costs	—	4.7	11.7	16.4	—	(4.4)	12.0	—	12.0	$0.06

Non-cash Amortization expense	—	—	70.3	70.3	—	(18.8)	51.5	—	51.5	$0.27

Foreign Exchange Gain	—	—	—	—	(12.8)	3.4	(9.4)	—	(9.4)	$(0.05)

Adjusted Results	$1,865.1	$570.9	$(277.5)	$293.4	$(44.1)	$(66.7)	$182.6	$(0.4)	$182.2	$0.95

Fully Diluted Shares Outstanding										190.2

Wabtec Corporation Reconciliation of Reported Results to Adjusted Results (in millions)			Third Quarter Year-to-Date 2020 Actual Results
	Net	Gross	Operating	Income from	Interest &		Net	Noncontrolling	Wabtec
	Sales	Profit	Expenses	Operations	Other Exp	Tax	Income	Interest	Net Income	EPS

Reported Results	$5,532.4	$1,631.6	$(1,048.2)	$583.4	$(144.5)	$(113.4)	$325.5	$1.0	$326.5	$1.71

Restructuring & Transaction costs	—	23.3	40.6	63.9	—	(16.4)	47.5	—	47.5	$0.25

Non-cash Amortization expense	—	—	211.6	211.6	—	(54.4)	157.2	—	157.2	$0.82

Foreign Exchange Gain	—	—	—	—	7.7	(1.9)	5.8	—	5.8	$0.03

Adjusted Results	$5,532.4	$1,654.9	$(796.0)	$858.9	$(136.8)	$(186.1)	$536.0	$1.0	$537.0	$2.81

Fully Diluted Shares Outstanding										190.6

Appendix E
Set forth below is the calculation of the non-GAAP performance measures included in this press release. We believe that these measures provide useful supplemental information to assess our operating performance and to evaluate period-to-period comparisons. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Wabtec’s reported results prepared in accordance with GAAP.

Wabtec Corporation
2021 Q3 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$217.0		$0.5		$120.9		$338.4		$35.1		$373.5

Wabtec Corporation
2021 Q3 YTD EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$611.9		$25.0		$364.0		$1,000.9		$80.2		$1,081.1

Wabtec Corporation
2020 Q3 EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$206.7		$14.3		$116.4		$337.4		$16.4		$353.8

Wabtec Corporation
2020 Q3 YTD EBITDA Reconciliation
(in millions)
	Reported Income	+	Other Income	+	Depreciation &	=	EBITDA	+	Restructuring &	=	Adjusted
	from Operations		(Expense)		Amortization				Transaction Costs		EBITDA

Consolidated Results	$583.4		$5.8		$347.2		$936.4		$63.9		$1,000.3

Appendix F
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
SALES BY PRODUCT LINE
(UNAUDITED)

	Three Months Ended September 30,
In millions	2021	2020
Freight Segment
Equipment	$335.2	$355.3
Components	222.1	208.2
Digital Electronics	155.2	161.0
Services	582.5	512.8
Total Freight Segment	$1,295.0	$1,237.3

Transit Segment
Original Equipment Manufacturer	$286.9	$303.1
Aftermarket	325.0	324.7
Total Transit Segment	$611.9	$627.8
	Nine Months Ended September 30,
In millions	2021	2020
Freight Segment
Equipment	$924.8	$1,098.2
Components	648.9	624.1
Digital Electronics	473.5	500.1
Services	1,767.0	1,520.6
Total Freight Segment	$3,814.2	$3,743.0

Transit Segment
Original Equipment Manufacturer	$894.1	$817.4
Aftermarket	1,041.1	972.0
Total Transit Segment	$1,935.2	$1,789.4

Appendix G
WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
RECONCILIATION OF REPORTED RESULTS TO ADJUSTED RESULTS - BY SEGMENT
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2021	2020	2021	2020

Freight Segment Reported Income from Operations	$195.2	$160.2	$510.2	$463.4
Freight Segment Reported Margin	15.1%	12.9%	13.4%	12.4%

Restructuring & Transaction costs	3.4	8.8	17.0	43.5
Non-cash Amortization expense	67.6	65.2	199.8	196.8

Freight Segment Adjusted Income from Operations	$266.2	$234.2	$727.0	$703.7
Freight Segment Adjusted Margin	20.6%	18.9%	19.1%	18.8%

Transit Segment Reported Income from Operations	$43.9	$64.1	$159.3	$172.9
Transit Segment Reported Margin	7.2%	10.2%	8.2%	9.7%

Restructuring & Transaction costs	27.7	5.9	54.4	13.3
Non-cash Amortization expense	4.9	5.1	14.9	14.8

Transit Segment Adjusted Income from Operations	$76.5	$75.1	$228.6	$201.0
Transit Segment Adjusted Margin	12.5%	12.0%	11.8%	11.2%